UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 20, 2013, Wolverine Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 18, 2013.  The final results of the stockholder vote are as follows:

1.	The election of directors	For	Withheld	Broker Non-Vote

	J. Donald Sheets	1,193,570	34,000	991,435

	Howard I. Ungerleider	1,059,745	167,825	991,435

	Joseph M. VanderKelen	1,189,323	38,247	991,435

2.	The ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote

2,200,568	15,386	3,051	—

3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
1,189,034	34,236	4,300	991,435

4.
To consider and vote upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,206,739	11,749	7,657	1,425	991,435

Item 9.01                      Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.
DATE: May 22, 2013	By: /s/ Rick A. Rosinski
Rick A. Rosinski
Chief Operating Officer and Treasurer